Exhibit 23.1

CONSENT ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aduromed Industries. Inc.

We hereby consent to the use of our report dated March 26, 2008, with respect to the financial statements of Aduromed Industries, Inc. in the Registration Statement on Form S-1/Amendment No. 1 to be filed on or about October 28, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ Child, Van Wagoner & Bradshaw, PLCC
Child, Van Wagoner & Bradshaw, PLCC
Salt Lake City, Utah
October 28, 2008